ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
 (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	FOREVER ZEN LTD.

2.	Resident Agent for Service of Process: (check only one box)	X INC. PLAN OF NEVADA
Commercial Registered Agent

		Noncommercial Registered Agent	OR	Office or Position with Entity

Name of Noncommerical Registered Agent OR Name of Title of Officer or Other Position with Entity

		Street Address	City	State	Zip

		Mailing Address (if different from street address)	City	State	Zip

3.	Authorized Stock: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000	Par value: $0.001	Number of shares without par value:	0

4.	Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attached additional pages if more than two directors trustees)	1. Churyl Kylo
Name
		960 12th Street South	Lethbridge, Canada	AL	T1J 2S7
		Street Address	City	ST	Zip Code
2.
Name

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Caroline Quigley	/s/ Caroline Quigley
		Name	Signature
		20C Troliey Square	Wilmington, DE		19806
		Street Address	City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ Inc. Plan of Nevada		3/30/2010
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date